                                                                   Exhibit 4.9.1

                                 FIFTH AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                       AND
                                     CONSENT

     THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT (herein called this "Amendment") is dated as of March 3, 2003 (but effective on the Effective Date, defined below in Section 3.1) by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities parties hereto ("Lenders").

                              W I T N E S S E T H:

     WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

     WHEREAS, Company intends to acquire certain oil and gas assets for cash for a purchase price of $500,000,000 (subject to customary adjustments), substantially in accordance with the Purchase and Sale Agreement by and between El Paso Production Company and Noric, L.P., as sellers, and Chesapeake EP Corporation, as buyer, dated as of February 21, 2003 (the "El Paso Acquisition");

     WHEREAS, Company intends to issue new senior notes in the aggregate face amount of up to $350,000,000, providing (a) for an interest rate at the then prevailing market rate of interest, (b) for a maturity date of not sooner than seven years from the date of issuance, and (c) for covenants, mandatory prepayments, defaults, and events of default no more restrictive than those governing Company's 7-3/4% Senior Notes due 2015 (the "New Notes");

     WHEREAS, prior to or contemporaneously with the issuance of the New Notes, Company intends to issue new Cumulative Convertible Perpetual Preferred Stock of the Company in the aggregate face amount of not more than $250,000,000 with a dividend rate of not more than 7.5% per annum (the "New Preferred Stock") and/or additional common stock of the Company (the "New Common Stock");

     WHEREAS, Borrower and Company have requested that Administrative Agent and Lenders consent to the foregoing proposed transactions; and

     WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

             "Amendment" means this Fifth Amendment to Second Amended and Restated Credit Agreement and Consent.

             "Credit Agreement" means the Original Agreement as amended hereby.

             "Effective Date" has the meaning given to such term in Section 3.1.

                                   ARTICLE II.

                             Amendments and Consents

     Section 2.1. Defined Terms. The definition of "Indentures" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

             " 'Indentures': the collective reference to (i) the 7-7/8% Note Indenture, (ii) the 8-1/2% Note Indenture, (iii) the 8-1/8% Note Indenture,
     (iv) the 8-3/8% Note Indenture, and (v) the other Indentures entered into from time to time as permitted pursuant to the terms of this Agreement or any consent by Majority Lenders hereunder governing Indebtedness of the Company and the guarantors thereof."

     Section 2.2. Restricted Payments. Upon the issuance of not less than 15,000,000 shares of New Common Stock, Paragraph (c) of Section 7.6 of the Original Agreement is hereby amended to replace the reference to "$25,000,000" with "$35,000,000."

     Section 2.3. New Notes. Administrative Agent and Lenders hereby (a) consent to the issuance of the New Notes, (b) waive any violations of Section
7.2 of the Credit Agreement resulting therefrom, and (c) agree that such New Notes shall be permitted in addition to the Indebtedness otherwise permitted pursuant to Section 7.2 of the Credit Agreement; provided that (i) at the time of the issuance of the New Notes, no Default or Event of Default has occurred that is continuing, the issuance of the New Notes shall be approved by the Board of Directors of Company, and the face amount of the New Notes divided by the sum of (x) the face amount of the New Notes plus (y) the aggregate sales price of the New Preferred Stock and/or New Common Stock shall not exceed 65%; (ii) the issuance of the New Notes shall be consummated on or before April 30, 2003;
(iii) the net proceeds of the New Notes shall be used to consummate the El Paso Acquisition with any remaining funds (or all of such funds should the El Paso Acquisition fail to close) used to repay outstanding Indebtedness of any Group Member under the Loan Documents or to pay the purchase price of oil and gas properties acquired by a Group Member under the Loan Documents or to pay development costs with respect to oil and gas properties owned by a Group Member; and (iv) except as otherwise provided herein, nothing in this Amendment shall allow any Group Member to incur any other new Indebtedness not allowed pursuant to Section 7.2 of the Credit Agreement.

     Section 2.4. Acquisition. Administrative Agent and Lenders hereby (a) consent to the El Paso Acquisition and (b) waive any violations of Section 7.7 of the Credit Agreement resulting therefrom; provided that (i) at the time of the El Paso Acquisition, no Default or Event of Default has occurred that is continuing, the El Paso Acquisition shall be approved by the Board of Directors of Company, and the Company has received proceeds of the New Notes, New Preferred Stock and/or New Common Stock of at least $350,0000,000, (ii) each newly formed subsidiary of the Company (the "New Subsidiaries") shall become a Subsidiary Guarantor under the Credit Agreement pursuant to Section 6.9(b) thereof or shall be merged into a Subsidiary Guarantor (with such Subsidiary Guarantor being the continuing or surviving entity), (iii) the initial closing of the El Paso Acquisition shall be consummated on or before April 30, 2003,
(iv) immediately following the consummation of the El Paso Acquisition, Company and Borrower shall deliver to Administrative Agent a certificate signed by a Responsible Officer certifying that after giving effect to the El Paso Acquisition and the inclusion of the New Subsidiaries as a Subsidiary Guarantor
(x) no Default or Event of Default exists that is continuing and (y) all representations and warranties contained in Section 4 of the Credit Agreement are true and correct, and (v) except as otherwise provided herein, nothing in this Amendment shall allow any Group Member to make any other new Investments not allowed pursuant to Section 7.7 of the Credit Agreement. The limitations set forth in this Section shall not be deemed to restrict Investments otherwise allowed under clause (n) of Section 7.7 of the Credit Agreement.

     Section 2.5. Preferred Stock Dividends. Administrative Agent and Lenders hereby (a) consent to the payment of cash dividends in respect of the New Preferred Stock in the aggregate face amount not to exceed $250,000,000 (the "New Preferred Dividends"), (b) waive any violations of the Credit Agreement resulting therefrom, and (c) agree that such New Preferred Dividends shall be permitted in addition to the Restricted Payments otherwise permitted pursuant to
Section 7.6 of the Credit Agreement; provided that (i) at the time of the declaration of such New Preferred Dividends, no Default or Event of Default has occurred which is continuing, (ii) the payment of the New Preferred Dividends shall be declared by the Board of Directors of

Company, and (iii) nothing in this Amendment shall allow any Person to make any other new Restricted Payments not allowed pursuant to Section 7.6 of the Credit Agreement.

                                  ARTICLE III.

                      Conditions of Effectiveness; Closing

     Section 3.1. Effective Date. This Amendment shall become effective on the date when all of the following conditions precedent have been satisfied (the "Effective Date"), provided that the Effective Date may occur no later than April 30, 2003 unless agreed to in writing by Administrative Agent and Borrower.

     (a) Administrative Agent shall have received, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

           (i) this Amendment duly executed by Borrower, Company and Administrative Agent;

           (ii) the Consent Agreement attached hereto duly executed by all Subsidiary Guarantors;

           (iii) an "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

           (iv) a "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of the Company, which shall contain (1) a certification by such officers as to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 5.2 of the Original Agreement and (2) the calculations required to determine the Senior Debt Limit (along with the supporting documentation described in Section 5.2(c) of the Original Agreement);

           (v) documents similar to those specified in subsection (iii) of this Section with respect to each Subsidiary Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement); and

           (vi) such other supporting documents as Administrative Agent may reasonably request.

     (b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

     (c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

                                   ARTICLE IV.

                         Representations and Warranties

     Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

     (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

     (b) The Company and Borrower are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Borrower have duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Borrower hereunder.

     (c) The execution and delivery by the Company and Borrower of this Amendment, the performance by the Company and Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or agreement of limited partnership of the Company or Borrower (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Borrower of this Amendment or to consummate the transactions contemplated hereby.

     (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual consolidated financial statements of the Company dated as of December 31, 2001 and the unaudited quarterly consolidated financial statements of the Company dated as of September 30, 2002 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

                                   ARTICLE V.

                                  Miscellaneous

     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Borrower or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Amendment and under the Credit Agreement.

     Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

     Section 5.6. Amendment Fee. In consideration of this Amendment, provided that Lenders constituting Majority Lenders are signatory to this Amendment on or before 5:00 p.m., Dallas, Texas time on the date hereof, Borrower will pay to Administrative Agent, for the account of each such signatory Lender, an amendment fee determined by multiplying .15% times such Lender's Revolving Commitment, which shall be due and payable on the date hereof.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

         [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                          CHESAPEAKE EXPLORATION LIMITED
                                          PARTNERSHIP

                                          By:  Chesapeake Operating, Inc., its
                                               general partner


                                          By:  /s/ Martha A. Burger
                                               ---------------------------------
                                               Martha A. Burger
                                               Treasurer and Sr. Vice President
                                               Human Resources


                                          CHESAPEAKE ENERGY CORPORATION



                                          By:  /s/ Martha A. Burger
                                               ---------------------------------
                                               Martha A. Burger
                                               Treasurer and Sr. Vice President
                                               Human Resources

                                         UNION BANK OF CALIFORNIA, N.A.
                                         Administrative Agent, Collateral Agent,
                                         Issuing Lender and Lender



                                         By:  /s/ Sean Murphy
                                              ----------------------------------
                                              Name:  Sean Murphy
                                              Title: Vice President

                                         By:  /s/ Carl Stutzman
                                              ----------------------------------
                                              Name:  Carl Stutzman
                                              Title: Senior Vice President and
                                                     Manager

                                           BANK OF OKLAHOMA, N.A.


                                           By:  /s/ John N. Huff
                                                --------------------------------
                                                Name:  John N. Huff
                                                Title: Vice President

                                           BANK OF SCOTLAND


                                           By:  /s/ Joseph Fratus
                                                --------------------------------
                                                Name:  Joseph Fratus
                                                Title: First Vice President

                                           BEAR STEARNS CORPORATE LENDING INC.


                                           By:  /s/ Victor Bulzacchelli
                                                --------------------------------
                                                Name:  Victor Bulzacchelli
                                                Title: Authorized Agent

                                           BNP PARIBAS


                                           By:  /s/ David Dodd
                                                --------------------------------
                                                Name:  David Dodd
                                                Title: Director


                                           By:  /s/ Polly Schott
                                                --------------------------------
                                                Name:  Polly Schott
                                                Title: Vice President

                                           COMERICA BANK - TEXAS


                                           By:  /s/ Peter L. Sefzik
                                                --------------------------------
                                                Name:  Peter L. Sefzik
                                                Title: Assistant Vice President

                                    COMPASS BANK


                                    By:  /s/ Kathleen J. Bowen
                                         ---------------------------------------
                                         Name:  Kathleen J. Bowen
                                         Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By:  /s/ Olivier Audemard
                                         ---------------------------------------
                                         Name:  Olivier Audemard
                                         Title: Senior Vice President

                                    CREDIT SUISSE FIRST BOSTON


                                    By:  /s/ James P. Moran
                                         ---------------------------------------
                                         Name:  James P. Moran
                                         Title: Director

                                    By:  /s/ Ian W. Nalitt
                                         ---------------------------------------
                                         Name:  Ian W. Nalitt
                                         Title: Associate

                                    NATEXIS BANQUES POPULAIRES

                                    By:  /s/ Donovan C. Broussard
                                         ---------------------------------------
                                         Name:  Donovan C. Broussard
                                         Title: Vice President


                                    By:  /s/ Louis P. Laville, III
                                         ---------------------------------------
                                         Name:  Louis P. Laville, III
                                         Title: Vice President and Group Manager

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:  /s/ Doug Clark
                                         ---------------------------------------
                                         Name:  Doug Clark
                                         Title: Vice President

                                RZB FINANCE LLC


                                By:   /s/ Christoph Hoedl
                                      ------------------------------------------
                                      Name:  Christoph Hoedl
                                      Title: Vice President

                                By:   /s/ Elizabeth Hirst
                                      ------------------------------------------
                                      Name:  Elizabeth Hirst
                                      Title: AVP

                                SUMITOMO MITSUI BANKING
                                CORPORATION


                                By:   /s/ William Ginn
                                      ------------------------------------------
                                      Name:  William Ginn
                                      Title: General Manager

                                TORONTO DOMINION (TEXAS), INC.


                                By:   /s/ Rachel Suiter
                                      ------------------------------------------
                                      Name:  Rachel Suiter
                                      Title: Vice President

                                WASHINGTON MUTUAL BANK, FA


                                By:   /s/ Mark Isensee
                                      ------------------------------------------
                                      Name:  Mark Isensee
                                      Title: Vice President

   Fifth Amendment to Second Amended and Restated Credit Agreement and Consent


                              CONSENT AND AGREEMENT

     By its execution below, each Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement),
(iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE OPERATING, INC.


By:  /s/ Martha A. Burger
     -------------------------------
     Martha A. Burger
     Treasurer and Sr. Vice President Human Resources
     of each above corporation

THE AMES COMPANY, L.L.C.
     (successor to The Ames Company, Inc.)
CARMEN ACQUISITION, L.L.C.
     (successor to Carmen Acquisition Corp.)
CHESAPEAKE ACQUISITION, L.L.C.
     (successor to Chesapeake Acquisition Corporation)
CHESAPEAKE EP CORPORATION
     (formerly known as Chesapeake Beta Corporation)
CHESAPEAKE DELTA CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENO ACQUISITION, L.L.C.
     (successor to Chesapeake Eno Acquisition Corp.)
CHESAPEAKE FOCUS, L.L.C.
     (successor to Chesapeake Focus Corp.)
CHESAPEAKE KNAN ACQUISITION, L.L.C.
     (successor to Chesapeake Knan Acquisition Corporation)
CHESAPEAKE MOUNTAIN FRONT, L.L.C.
     (successor to Chesapeake Mountain Front Corp.)
CHESAPEAKE ORC, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
     (successor to Chesapeake Royalty Company)
GOTHIC ENERGY, L.L.C.
     (successor to Gothic Energy Corporation)
GOTHIC PRODUCTION, L.L.C.
     (successor to Gothic Production Corporation)
NOMAC DRILLING CORPORATION
SAP ACQUISITION, L.L.C.
     (successor to Sap Acquisition Corp.)

By:  /s/ Martha A. Burger
     ----------------------------------------
     Martha A. Burger
     Treasurer of each above corporation

CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
CHESAPEAKE-STAGHORN ACQUISITION L.P.
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE SIGMA, L.P.

   By:   CHESAPEAKE OPERATING, INC., as General Partner
         of each above limited partnership


   By:   /s/ Martha A. Burger
         ----------------------------------------
         Martha A. Burger
         Treasurer and Sr. Vice President Human Resources